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                                                                   EXHIBIT 10.17

                       [AMPHION VENTURES L.P. LETTERHEAD]


AXCESS Inc.                                                    December 30, 1999
3208 Commander Drive
Dallas, Texas  75006

         Re: Convertible Note dated September 30, 1999, executed by AXCESS Inc. (the "Company") payable to Amphion Ventures, L.P. ("Amphion Ventures") in the stated principal amount of up to $6,000,000 (the "Convertible Note") and the Series A, B and C Preferred Stock Dividends

Ladies and Gentlemen:

         Under the terms of the Convertible Note, Amphion Ventures has the option to convert all or a portion of the outstanding balance of the Convertible
Note into shares of the Company's Series 1999 Non-Voting Preferred Stock. Amphion Ventures and the Company hereby desire to amend the Convertible Note such that $3,323,423.29 of the outstanding principal balance of the Convertible Note shall be convertible into a new Series 2000 Non-Voting Preferred Stock instead of the Series 1999 Non-Voting Preferred Stock. The balance of the Convertible Note (up to $2,676,576.71) may, at the option of Amphion Ventures, be convertible into shares of the Company's Series 1999 Non-Voting preferred Stock.

         Amphion Ventures also desires to have the Company pay all accrued, but unpaid dividends which are outstanding as of the date of this letter on the shares of Series A, B, and C Convertible Preferred Stock of the Company held by Amphion Ventures (approximately $94,500; collectively the "Accrued Dividends") in kind by issuing to Amphion Ventures additional shares of Series A, B or C Preferred Stock, respectively, of the Company. Further, Amphion Ventures would like the Company to exchange the additional shares of Series A, B, and C Convertible Preferred Stock of the Company for 9.45 shares of the Company's Series J Non-Voting Preferred Stock.

         1. Amendment to Convertible Note; Conversion of Convertible Debt. Amphion Ventures and the Company hereby agree to amend the Convertible Note by permitting Amphion Ventures to convert $3,323,423.29 of the outstanding principal balance of the Convertible Note into shares of the Company's Series 2000 Non-Voting Preferred Stock. The certificates of Designations, Preferences, Powers and Rights of the Series 2000 Non-Voting Preferred Stock is attached hereto as Exhibit "A." Accordingly, Amphion Ventures hereby elects to convert $3,323,423.29 of the Convertible Note into 332.34 shares of the Series 2000 Non-Voting Preferred Stock (the "Series 2000 Shares"). Subject to Section 3 below, the Company hereby consents to the conversion and agrees to issue those shares to Amphion Ventures. Other than as set forth in this Section 1, the balance of the Convertible Note shall remain subject to the terms thereof.

         2. Payment of Accrued Dividends; Issuance of Shares. Amphion Ventures hereby directs the Company to issue 9.45 shares of Series J Non-Voting Preferred Stock in exchange for the shares of Series A, B and C Convertible Preferred Stock, respectively, issued to Amphion Ventures as payment in full for the Accrued Dividends (the "Series J Shares"). On and as of the date of this letter, the Accrued Dividends shall automatically be converted and discharged in full and Amphion


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Ventures shall be the due and valid holder of record of the Series J Shares and the Series 2000 Shares.

         3. Conversion of Preferred Stock to Non-Voting Common Stock. Amphion Ventures hereby agrees that it shall not, without the prior written consent of the Company, convert any of the Series J Shares or the Series 2000 Shares to Non-Voting Common Stock of the Company.

         4. Securities Act Legend; Registration Rights.

                  4.1 The Series J Shares and the Series 2000 Shares (hereinafter collectively, the "Shares") will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. ADDITIONAL RESTRICTIONS REGARDING THE TERMS UNDER WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO VOTING OR NON-VOTING COMMON STOCK OF THE COMPANY, AS THE CASE MAY BE, ARE SET FORTH IN THE RESPECTIVE CERTIFICATES OF DESIGNATIONS, PREFERENCES, POWERS AND RIGHTS FOR THE SHARES.

         5. Representations and Warranties by the Company. The Company hereby represents and warrants to Amphion Ventures as follows:

                  5.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this agreement, to issue the Shares on the basis described herein and otherwise to perform its obligations under this agreement.

                  5.2 The execution and delivery by the Company of this letter agreement, the issuance of the Shares, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of the Company and will not (a) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (b) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, in each case as amended, or (c) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of the Company or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on the Company.



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                  5.3 This letter agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.

                  5.4 Based in part upon the representations and warranties of Amphion Ventures contained in this letter agreement, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for the execution and delivery of this agreement by the Company and the issuance of the Shares hereunder, other than the filing of a notice of sale on Form D with the Securities and Exchange Commission in accordance with the rules and regulations thereof under the Securities Act.

                  5.5 The Shares are duly authorized, validly issued, fully paid and non-assessable shares of Series J Non-Voting Preferred Stock or Series 2000 Non-Voting Preferred Stock, as the case may be, and are not subject to any preemptive rights.

         6. Representations and Warranties of Amphion Ventures. Amphion Ventures hereby represents and warrants to the Company as follows:

                  6.1 Amphion Ventures is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  6.2 Amphion Ventures understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Shares must be held by Amphion Ventures indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  6.3 Amphion Ventures further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

                  6.4 Amphion Ventures understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and Amphion Ventures further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

                  6.5 Amphion Ventures is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement.



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         7. Miscellaneous.

                  7.1 This letter agreement constitutes our entire agreement with respect to the subject matter hereof. This letter agreement may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and Amphion Ventures.

                  7.2 This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of Amphion Ventures hereunder shall be assignable to any holder of the Shares. Except as provided in the immediately preceding sentence, this agreement and the rights of Amphion Ventures hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void.

                  7.3 This letter agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this letter agreement may be attached to any other counterpart of this letter agreement without in any way changing the effect thereof. This letter agreement shall be effective when executed and delivered by the Company and Amphion Ventures.

                  7.4 All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

                      if to the Company, to the Company at its address first set forth above:

                      with a copy to:

                      Sayles & Lidji, P.C.
                      4400 Renaissance Tower
                      1201 Elm Street
                      Dallas, Texas  75270
                      Attention:  Michael R. Dorey, Esq.; and

                      if to Amphion Ventures, to Amphion Ventures at its address first set forth above,

or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of delivery, (b) if sent by facsimile, on the date sender receives a confirmation confirming receipt, (c) if sent by overnight courier, on the next business day following the date sent and (iv) in the case of mailing, on the third business day following such mailing.



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                  7.5 All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares hereunder.

         If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning the enclosed counterpart of this letter agreement.



                                     Very truly yours,

                                     Amphion Ventures L.P.

                                     By:  Amphion Partners L.L.C.,
                                          its General Partner


                                     By: /s/ ROBERT BERTOLDI
                                        ----------------------------------------
                                           Robert Bertoldi, a Managing Member

The undersigned agrees with and
accepts the foregoing terms and
provisions as of the date first
above written

AXCESS INC.


By: /s/ JAMES R. CRAIG
   ---------------------------------------------
        James R. Craig, Chief Financial Officer
        and Secretary



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